EXHIBIT 99.1

Data Storage Corporation Reports Fiscal Year 2025 Results; Completes $40 Million
CloudFirst Divestiture, Returns $29.3 Million to Shareholders Via Tender Offer, and Reports Record
Net Income of $19.2 Million

Company enters 2026 debt-free with over $10 million in capital, Nexxis operations growing 13.4% with 44.4% gross margins, and a goal of pursuing opportunities in high-growth technology sectors

Conference Call to be Held Today at 11:00 am ET

New York, N.Y., April 14, 2026 (GLOBE NEWSWIRE) — Data Storage Corporation (Nasdaq: DTST) (“DTST” and the “Company”), today announced financial results for the fiscal year ended December 31, 2025, and provided a business update.

Business Highlights:

●	Completed $40 million CloudFirst divestiture, generating approximately $31.6 million in net proceeds and a $20.1 million net gain on discontinued operations

●	Returned $29.3 million to shareholders through a tender offer at $5.20 per share, reducing shares outstanding by approximately 72% of the total shares outstanding as of December 8, 2025

●	Delivered record net income of $19.2 million, primarily attributable to the CloudFirst sale

●	Strengthened capital structure, exiting 2025 debt-free with over $10 million in cash and significant financial flexibility

●	Positioned for M&A, JV, and organic driven growth with a goal of pursuing accretive opportunities

DTST has emerged as a streamlined, Nasdaq-listed platform with capital, operational discipline, and strategic flexibility to pursue value-accretive acquisitions. The Company is actively evaluating opportunities in billion-dollar markets, including but not limited to AI-enabled vertical SaaS and GPU infrastructure, cybersecurity and SOC-related solutions, and scalable technology services with recurring revenue models. DTST’s strategy is centered on disciplined capital allocation, targeting high-growth and high-margin businesses where it can accelerate scale and enhance long-term shareholder value.

DTST continues to operate Nexxis Inc. (“Nexxis”), today its core business, which provides a stable and growing operating foundation. Revenue from continuing operations totaled $1.4 million, up 13.4% year over year, with gross profit of $614,324 and gross margin expanding to 44.4% from 43.2% in the prior year. Nexxis also improved customer diversification, with no customer representing more than 10% of revenue.

With its strengthened balance sheet and available capital, the Company is rapidly advancing initiatives targeting emerging AI infrastructure opportunities within enterprise technology. These efforts reflect the Company’s focus on aligning capital deployment with large, evolving market needs and evaluating multiple strategic pathways for execution. The Company expects to provide near-term updates as these initiatives progress.

“2025 was the most consequential year in Data Storage Corporation’s history,” said Chuck Piluso, Chief Executive Officer. “We monetized a legacy asset, returned the majority of proceeds to shareholders who tendered their shares, and repositioned DTST as a clean, well-capitalized platform focused on growth. We are now focused on deploying capital into high-quality businesses where we can drive scale, expand margins, and create long-term shareholder value. Importantly, we have already identified a number of highly attractive and actionable opportunities that we believe have the potential to create significant value for the Company, and we are working aggressively to advance these initiatives. We look forward to providing meaningful updates in the near term as these initiatives continue to develop.”

Conference Call

Management will host a business update call today at 11:00 a.m. Eastern Time, to discuss the Company’s financial results for the 2025 fiscal year which ended December 31, 2025, as well as corporate progress and other developments.

The conference call will be available via telephone by dialing toll-free 877-407-9219 for U.S. callers or for international callers +1-412-652-1274. A webcast of the call may be accessed at  DTST Business Update Call or on the Company’s News & Events section of the website,  www.dtst.com/news-events.

A webcast replay of the call will be available on the Company’s website (www.dtst.com/news-events) through October 14, 2026. A telephone replay of the call will be available approximately three hours following the call, through April 21, 2026, and can be accessed by dialing 877-660-6853 for U.S. callers or + 1-201-612-7415 for international callers and entering conference ID: 13759995.

About Data Storage Corporation

Data Storage Corporation (Nasdaq: DTST), through its subsidiary today, Nexxis, provides Voice over Internet Protocol (“VoIP”), Internet access, and data transport services as part of DTST’s one-stop solution set. In the future, DTST plans to invest in and support businesses, including, but not limited to, GPU Infrastructure, AI-driven software applications, cybersecurity, and voice/data telecommunications. The Company’s mission is to build sustainable, recurring revenue streams while maintaining financial discipline and strategic focus. For more information, visit www.dtst.com.

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, that are intended to be covered by the safe harbor created thereby. Forward-looking statements are subject to risks and uncertainties that could cause actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can provide no assurance that such expectations will prove to have been correct. These forward-looking statements are based on management’s expectations and assumptions as of the date of this press release and include statements regarding being positioned for M&A, JV, and organic driven growth; pursuing accretive opportunities; the Company executing opportunities it is evaluating in billion-dollar markets, including but not limited to AI-enabled vertical SaaS and GPU infrastructure, cybersecurity and SOC-related solutions, and scalable technology services with recurring revenue models; the Company targeting high-growth and high-margin businesses where it can accelerate scale and enhance long-term shareholder value; Nexxis providing a stable and growing operating foundation for the Company; the Company rapidly advancing initiatives targeting emerging AI infrastructure opportunities within enterprise technology; aligning capital deployment with large, evolving market needs and evaluating multiple strategic pathways for execution; the Company expecting to provide near-term updates as these initiatives progress; deploying capital into high-quality businesses where the Company can drive scale, expand margins, and create long-term shareholder value; the highly attractive and actionable opportunities that the Company has identified having the potential to create significant value for the Company; the Company’s advancement of these initiatives; the Company providing meaningful updates in the near term as these initiatives continue to develop; the Company investing in and supporting businesses, including, but not limited to, GPU Infrastructure, AI-driven software applications, cybersecurity, and voice/data telecommunications; the Company’s building sustainable, recurring revenue streams while maintaining financial discipline and strategic focus, and are subject to a number of risks and uncertainties, many of which are difficult to predict that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include the Company executing opportunities it is evaluating in billion-dollar markets, including but not limited to AI-enabled vertical SaaS and GPU infrastructure, cybersecurity and SOC-related solutions, and scalable technology services with recurring revenue models; the Company accelerating scale and enhancing long-term shareholder value; Nexxis providing a stable and growing operating foundation for the Company; the highly attractive and actionable opportunities that the Company has identified having the potential to create significant value for the Company; the Company’s advancement of these initiatives; the Company building sustainable, recurring revenue streams while maintaining financial discipline and strategic focus. These risks should not be construed as exhaustive and should be read together with the other cautionary statements included in the Company’s Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8- K filed with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it was initially made. Except as required by law, the Company assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or otherwise.

Contact:
Crescendo Communications, LLC
212-671-1020
DTST@crescendo-ir.com

DATA STORAGE CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31, 2025	December 31, 2024
ASSETS
Current Assets:
Cash and cash equivalents	$1,989,354	$1,070,097
Accounts receivable, net of allowance for expected credit losses of $648 and $767 in 2025 and 2024, respectively	34,605	59,018
Escrow funds receivable	1,500,000	—
Marketable securities	39,004,124	11,261,006
Prepaid expenses and other current assets	98,843	118,538
Current assets of discontinued operations	—	2,907,404
Total current assets	42,626,926	15,416,063

Property and equipment, net	16,866	6,077
Other long-term assets	378,682	137,077
Non-current assets of discontinued operations	—	9,720,998

Total assets	$43,022,474	$25,280,215

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued expenses	$842,473	$588,590
Payable to purchaser of discontinued operations	15,889	—
Income taxes payable	1,166,315	—
Current liabilities of discontinued operations	—	2,957,559
Total current liabilities	2,024,677	3,546,149

Deferred tax liability - non-current	312,334	39,031
Non-current liabilities of discontinued operations	—	523,070
Total long-term liabilities	312,334	562,101

Total liabilities	2,337,011	4,108,250

Commitments and contingencies (Note 8)

Stockholders’ equity:
Preferred stock, par value $0.001; 10,000,000 shares authorized; 0 shares issued and outstanding at December 31, 2025 and 2024	—	—
Common stock, par value $0.001; 250,000,000 shares authorized; 7,792,267 and 7,045,108 shares issued and outstanding at December 31, 2025 and 2024, respectively	7,793	7,045
Additional paid-in capital	40,706,616	40,417,813
Retained earnings (accumulated deficit)	222,111	(18,982,589)
Accumulated other comprehensive loss	(14,235)	(23,214)
Total Data Storage Corporation stockholders’ equity	40,922,285	21,419,055
Non-controlling interest in consolidated subsidiary	(236,822)	(247,090)
Total stockholders’ equity	40,685,463	21,171,965
Total liabilities and stockholders’ equity	$43,022,474	$25,280,215

DATA STORAGE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2025	2024

Sales	$1,382,929	$1,219,247
Cost of sales	768,605	691,998
Gross profit	614,324	527,249

Selling, general and administrative	4,188,026	3,840,368
Loss from operations	(3,573,702)	(3,313,119)

Interest income	850,371	592,819
Loss from continuing operations before income taxes	(2,723,331)	(2,720,300)

(Benefit) provision for income taxes	(1,857,136)	39,031
Loss from continuing operations, net of tax	(866,195)	(2,759,331)
(Loss) income from discontinued operations, net of tax	(37,518)	3,272,403
Gain on sale of discontinued operation, net of tax	20,118,681	—
Income from discontinued operations, net of tax	20,081,163	3,272,403
Net income	19,214,968	513,072
(Income) loss in non-controlling interest of consolidated subsidiary	(10,268)	10,142

Net income attributable to common stockholders	$19,204,700	$523,214

Loss per share from continuing operations – basic	$(0.12)	$(0.40)
Loss per share from continuing operations – diluted	$(0.12)	$(0.40)
Earnings per share from discontinued operations – basic	$2.76	$0.47
Earnings per share from discontinued operations – diluted	$2.76	$0.47
Earnings per share attributable to common stockholders – basic	$2.64	$0.08
Earnings per share attributable to common stockholders – diluted	$2.64	$0.08
Weighted average number of shares – basic	7,273,110	6,931,399
Weighted average number of shares – diluted	7,273,110	6,931,399

DATA STORAGE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2025	2024
Cash Flows from Operating Activities:
Loss from continuing operations, net of tax	$(866,195)	$(2,759,331)
Net income from discontinued operations, net of tax	20,081,163	3,272,403
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Gain on sale of discontinued operations, net of tax	(20,118,681)	—
Depreciation and amortization	5,235	1,623
Stock based compensation	1,005,830	499,000
Deferred taxes	273,303	39,031
Provision for credit losses	6,512	601
Changes in Assets and Liabilities:
Accounts receivable	17,901	(29,467)
Prepaid expenses and other assets	83,697	(24,617)
Accounts payable and accrued expenses	238,242	618
Income taxes payable	(2,130,439)	—
Changes in assets and liabilities of discontinued operations	(1,758,932)	740,228
Net cash (used in) provided by operating activities	(3,162,364)	1,740,089
Cash Flows from Investing Activities:
Capital expenditures	(16,024)	(2,149)
Net proceeds from sale of discontinued operation	35,566,460	—
Purchase of marketable securities	(38,918,636)	(842,810)
Sale of marketable securities	11,175,518	900,000
Equity investment	(100,000)	—
Cash used in investing activities of discontinued operations	(787,129)	(1,798,215)
Net cash provided by (used in) investing activities	6,920,189	(1,743,174)
Cash Flows from Financing Activities:
Cash settlement of warrants	(2,049,388)	—
Costs paid in connection with tender offer and other	(205,607)	—
Proceeds from stock option exercises	957,997	133,005
Cash used in financing activities of discontinued operations	(51,520)	(485,962)
Net cash used in financing activities	(1,348,518)	(352,957)

Effect of exchange rates on cash	9,950	(2,591)

Increase (decrease) in cash and cash equivalents	2,419,257	(358,633)

Cash and cash equivalents, beginning of year	1,070,097	1,428,730

Cash and cash equivalents, end of year	3,489,354	1,070,097

Reconciliation to consolidated balance sheets:
Cash and cash equivalents	1,989,354	1,070,097
Escrow funds receivable	1,500,000	—
Cash, cash equivalents, and restricted cash	3,489,354	1,070,097

Supplemental cash flow disclosures:
Cash paid for interest	$—	$23,549
Cash paid for income taxes	$3,965,587	$—
Non-cash investing and financing activities:
Reclassification of warrants from equity to liability	$2,461,663	$—
Tender offer costs included in accounts payable and accrued expenses	$70,575	$—
Assets acquired by operating lease related to discontinued operations	$—	$647,958